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                                                                    EXHIBIT 3.17

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/14/1997
                                                           971389007 - 2821140

                            CERTIFICATE OF FORMATION

                                       OF

                                  VALTEK, LLC

     This Certificate of Formation is being executed as of November 14, 1997, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 DEL. C. Sections 18-101, ET SEQ.

     The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

     1)  NAME. The name of the limited liability company is ValTek, LLC.

     2) REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901, County of Kent. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

     3) DISSOLUTION. The latest date on which the Company is to dissolve is December 31, 2025.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

                                                              /s/ Sean Fallon
                                                          ----------------------
                                                               Sean Fallon
                                                           Authorized Signatory
                                                             Authorized Person

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FILE NO.: 2821140

================================================================================

                               STATE OF DELAWARE
                    CERTIFICATE TO RESTORE TO GOOD STANDING
                      A DELAWARE LIMITED LIABILITY COMPANY

================================================================================

1.  Name of Limited Liability Company:
    VALTEK, LLC.

2.  Date the limited liability company was formed: NOVEMBER 14, 1997.

3.  The limited liability company is paying all sums due under Section 18-1107.

4. This filing will permit the limited liability company to be restored to good standing.


IN WITNESS WHEREOF, the undersigned have executed Certificate on the 29th day of June, 1999.


                                                    By:    /s/ Barry Steele
                                                       -------------------------
                                                          Authorized Person(s)


                                                  Name:     Barry Steele
                                                       -------------------------
                                                            Type or Print

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/06/1999
   991277507 - 2821140